                                                               EXHIBIT 16(b)

Stein Roe Emerging Markets Fund
Total Return As of September 30, 1997

                    Initial
                   Investment                                Total
Total Return          Date     Distributions +/- Appr/Depr = Return + Principal =   ERV   (ERV/Princ)-1
--------------     ----------  -------------     ---------   ------   ---------    ------  ------------
Emerging Markets   2/28/97        $0              $21         $21       $1,000     $1,021    2.10%


Average Annual                                                 n
Total Return                   P       T         n       P(1+T)  =  ERV
---------------             ------  ------    --------   --------------
Emerging Markets   2/28/97  1,000     3.60%    0.586301       $1,021

Stein Roe Growth Opportunities Fund
Total Return As of September 30, 1997

                    Initial
                   Investment                                Total
Total Return          Date     Distributions +/- Appr/Depr = Return + Principal =   ERV   (ERV/Princ)-1
--------------     ----------  -------------     ---------   ------   ---------    ------  ------------
Growth
 Opportunities     7/1/97         $0              $77         $77       $1,000     $1,077    7.70%


Average Annual                                                 n
Total Return                   P       T         n       P(1+T)  =  ERV
---------------             ------  ------    --------   --------------
Growth
 Opportunities     7/1/97   1,000   35.00%    0.249315       $1,077